                                                                   EXHIBIT 16(c)

                 Merrill Lynch Michigan Municipal Bond Fund of
          Merrill Lynch Multi-State Municipal Series Trust - Class C
                               10/21/94-7/31/95


                                                     Since
                                                   Inception
                                                    Average        Since
                                                     Annual      Inception
                                                     Total         Total
                                                    Return        Return*
                                                   ---------     ---------
Initial Investment                                 $1,000.00     $1,000.00

Divided by Net Asset Value                              9.44          9.44
                                                   ---------     ---------
Equals Shares Purchased                              105.932       105.932

Plus Shares Acquired through
  Dividend Reinvestment                                3.999         3.999
                                                   ---------     ---------
Equals Shares Held at 7/31/95                        109.931       109.931

Multiplied by Net Asset Value at 7/31/95                9.86          9.86
                                                   ---------     ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                  1,083.92      1,083.92

Less deferred sales charge                            (10.00)         0.00
                                                   ---------     ---------
Equals Ending Redeemable Value at
$1,000 Investment (ERV) at 7/31/95                  1,073.92      1,083.92
                                                   ---------     ---------
Divided by $1,000 (P)                                 1.0739        1.0839

Subtract 1                                            0.0739        0.0839

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)             7.39%
                                                   =========
Expressed as a percentage equals the
 Aggregate Total Return for the Period                                8.39%
                                                                 =========
ERV divided by P                                      1.0739

Raise to the power of                                 1.2898

Equals 1                                              1.0963

Subtract 1                                            0.0963

Expressed as a percentage equals the
 Average Annualized Total Return                        9.63%
                                                   =========


*Does not include sales charge for the period.

                          30 DAYS STANDARDIZED YIELD
                           FOR PERIOD ENDING 7-31-95

                 Merrill Lynch Michigan Municipal Bond Fund of
          Merrill Lynch Multi-State Municipal Series Trust - Class C

Long term income generally based on yield to
  maturity times market value of each security                  $        4,209

Plus short term income accrued for the past
  thirty days                                                              289
                                                                --------------
Equals Total Income                                                      4,499

Less expenses for the past thirty days                                    -832
                                                                --------------

Equals net monthly income for yield calculation                          3,667
                                                                --------------

Average shares outstanding for 30 days                                  86,434

Times the Net Asset Value                                                 9.85
                                                                --------------

Equals total dollars                                                  $851,377
                                                                ==============

Net monthly income divided by total dollars equals                 0.004306800
                                                                --------------

Add 1                                                              1.004306800
                                                                --------------

Raise to the power of 6                                            1.026120631
                                                                --------------

Subtract 1                                                         0.026120631
                                                                --------------

Times 2                                                            0.052241263
                                                                --------------

Expressed as a percentage equals the
  Standardized Yield for 30 day period                                    5.22%
                                                                         =====

Tax Rate                                                                 28.00%

X = 1 minus Tax Rate                                                     72.00%

Standardized Yield divided by x equals
  Tax Equivalent Yield for 30 day period                                  7.25%
                                                                         =====